SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of report (Date of earliest event reported)       December 3, 2002
                                                  --------------------------



                               UNOCAL CORPORATION
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            (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                 95-3825062
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(Commission File Number)              (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California        90245
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(Address of Principal Executive Offices)                       (Zip Code)



                              (310)  726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Director and Executive Officer Changes
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On December 3, 2002, Unocal  Corporation's board of directors elected Ferrell P.
McClean to serve as an independent member of the board. The board also elected John W. Creighton, Jr., as Vice Chairman.

Ms. McClean is a retired managing director of JP Morgan, where she was senior advisor to the head of the Global Oil & Gas Group in Investment Banking. Prior to JP Morgan's merger with Chase, she co-headed Global Energy in Investment Banking. She founded both the Leveraged Buyout Group and the Restructuring Group at JP Morgan.

Ms. McClean holds a Bachelor of Arts degree from Radcliffe College. She is also a director of GrafTech International Ltd.

Mr. Creighton, who served as non-executive Chairman of Unocal's board of directors in 2001, has been a director since 1995. He had resigned as Chairman when he was appointed interim Chief Executive Officer and Chairman of the board of directors of UAL Corporation. He subsequently retired from those positions in September, 2002 when a replacement was named. He is also the retired President and Chief Executive Officer of Weyerhaeuser Company.

Dennis P. R. Codon left the position of Senior Vice President, Chief Legal Officer & General Counsel of the Company effective December 3, 2002, to evaluate several opportunities outside the Company.

The Company plans to conduct a search to fill Mr. Codon's position. During the transition, Charles O. Strathman and Timothy R. Thomas will lead the Company's Law Department. Effective December 3, Mr. Strathman became Vice President and Chief Legal Officer and Mr. Thomas became Vice President & General Counsel.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits:

          3 Bylaws of Unocal Corporation, as amended effective December 3, 2002.

         10 Agreement and General Release, dated November 6, 2002, between Unocal Corporation and Dennis P.R. Codon.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                  UNOCAL CORPORATION
                                  (Registrant)



Date:  December 9, 2002           By: /S/ John Briffett
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                                  John Briffett
                                  Assistant Comptroller